Exhibit (n) Consent of Independent Registered Public Accounting Firm for VUL 6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 12 to the Registration Statement on Form N-6 (No. 333-227507) (the “Registration Statement”) of RiverSource® Variable Universal Life 6 Insurance of our report dated April 19, 2023, relating to the financial statements of RiverSource Life Insurance Co. of New York and consent to the incorporation by reference in the Registration Statement of our report dated April 20, 2023 relating to the financial statements of each of the divisions of RiverSource of New York Account 8 indicated in our report, which appear in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-6 (No. 333-260322). We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
October 23, 2023